EQUIPMENT LEASE AGREEMENT Agreement Number   Federal Tax ID # 20-1361282
This document was written in “Plain English”. The words YOU and YOUR refer to the customer. The words WE, US, and OUR Refer to the Lessor. Every attempt has been made to eliminate confusing language and create a simple, easy-to-read document.
CUSTOMER INFORMATION

IsoRay Medical, Inc.
LEGAL NAME OF CUSTOMER
350 Hills Street, Suite 106	Richland	WA	99354
STREET ADDRESS	CITY	STATE	ZIP	PHONE

BILLING NAME (IF DIFFERENT FROM ABOVE)	BILLING STREET ADDRESS

CITY	STATE	ZIP	PHONE

EQUIPMENT LOCATION (IF DIFFERENT FROM ABOVE)

SUPPLIER INFORMATION See schedule “A”, attached hereto and made a part of.

SUPPLIER INFORMATION See schedule “A”, attached hereto and made a part of.

NAME OF SUPPLIER
CITY	STATE	ZIP	PHONE
QUANTITY	ITEM DESCRIPTION	MODEL NO		SERIAL

See schedule “A”, attached hereto and made a part of.

RENTAL TERMS	RENTAL PAYMENT AMOUNT	SECURITY DEPOSIT
Term in months 48 (MOS.) Rent Commencement Date:	48 Payment of $1,331.71 (plus applicable taxes) Rental Payment Period is Unless Otherwise Indicated	$2,663.42 Received
END OF LEASE OPTIONS: You will have the following options at the end of the original term, provided the lease has not terminated early and no event of default under the lease has occurred and is continuing. THE EQUIPMENT SHALL BE SOLD ON AN-IS, WHERE-IS BASIS. If an option is not initialed below, option 2 will be designated as the Customer’s choice.

Initial MKD 1. Purchase the equipment for $1.00 OR Initial ______ 2. Purchase the equipment for the fair market value        plus any applicable taxes OR renew the lease per paragraph 1 OR        return the equipment per paragraph 6

THIS IS A NONCANCELABLE/IRREVOCABLE LEASE, THIS LEASE CANNOT BE CANCELLED OR TERMINATED.
TERMS AND CONDITIONS(THIS LEASE AGREEMENTCONTAINS PROVISIONS SET FORTH ON THE REVERSE SIDE, ALL OF WHICH ARE MADE PART OF THIS LEASE AGREEMENT)
1. LEASE AGREEMENT: You agree to lease from us the personal property described under “ITEM DESCRIPTION” and as modified by supplements to (Continued on back)

LESSOR ACCEPTANCE	CUSTOMER ACCEPTANCE
DATED: April 14 2005	DATED: April 3	2005
LESSOR: Nationwide Funding, LLC	CUSTOMER: IsoRay, Medical, Inc.
SIGNATURE: X /S/ EVAN LANG	SIGNATURE: X /S/ MICHAEL DUNLOP
TITLE: PRESIDENT	TITLE CFO
ACCEPTANCE OF DELIVERY

ACCEPTANCE OF DELIVERY
You certify that all the equipment listed above has been furnished, that delivery and installation has been fully completed and satisfactory. Further, all conditions and terms of this agreement have been reviewed and acknowledged. Upon your signing below, your promises herein will be irrevocable and unconditional in all respect. You understand and agree that we have purchased the equipment from the supplier, and you may contact the above supplier for you warranty rights, if any, which we transfer to you for the term of this lease. Your approval as indicated below of our purchase of the equipment from supplier is a condition precedent to effectiveness of this lease.

04-03-05 IsoRay Medical, Inc.                              X /s/ Michael Dunlop                       CFO
Date of Delivery Customer                       Signature: Michael Dunlop                                Title
GUARANTY
As additional inducement for us to enter into the Agreement, the undersigned (“you”), jointly and severally, unconditionally personally guarantees that the customer will make all payments meet all obligations required under this Agreement and any supplements fully and promptly. You agree that we may make other arrangement including compromise or settlement with the customer and you waive all defenses and notice of those changes and will remain responsible for the payment and obligations of this Agreement. We do not have to notify you if the customer is in default. If the customer defaults, you will immediately pay in accordance with the default provision of the Agreement all sums due under the terms of the Agreement and will perform all the obligations of the Agreement. If it is necessary for us to proceed legally to enforce this guaranty, you expressly consent to the jurisdiction of the court set out in paragraph 13 and agree to pay all costs, including attorneys fees incurred in enforcement of this guaranty. It is not necessary for us to proceed first against the customer of the Equipment before enforcing this guaranty. By signing this guaranty, you authorize us to obtain credit bureau reports for credit and collection purposes

X                                                    Corp. Only
Signature                                                      Print Name                                                          Date
from time to time signed by you and us (such property and any upgrade replacements and additions referred to as “Equipment”) for business purposes. You agree to all of the terms and conditions contained in this Agreement and any supplement, which together are a complete statement of our Agreement regarding the listed equipment (“Agreement”) and supersedes any purchase order or outstanding invoice. This Agreement may be modified only by written agreement and not by course of performance. This Agreement becomes valid upon execution by us and will begin on the rent commencement date shown and will continue from the first day of the following month for the number of consecutive months shown. You also agree to pay Lessor interim rent. Interim rent shall be in an amount equal to 1/30th of the monthly rental, multiplied by the number of days between the rent commencement date and the first payment due date. The term will be extended automatically for successive 12 month terms unless you send us written notice you do not want it renewed at lease thirty (30) days before the end of any term. If any provision of this Agreement is declared unenforceable in any jurisdiction, the other provisions herein shall remain in full force and effect in that jurisdiction and all others. THE BASE RENTAL PAYMENT SHALL BE ADJUSTED PROPORTIONATELY UPWARD OR DOWNWARD TO COMPLY WITH THE TAX LAWS OF THE STATE IN WHICH THE EQUIPMENT IS LOCATED. Equipment located in various states is subject to sales tax laws which require that tax be paid up front. You authorize use to advance tax and increase your monthly payment by an amount equal to the current tax percentage applied to the monthly rental shown above.

2. RENT: Rent will be payable in installments, each in the amount of the basic lease payment shown plus any applicable sales tax, use tax, plus 1/12th of the amount estimated by use to be personal property tax on the Equipment for each year of this Agreement. We will have the right to apply all sums, received from you, in any amounts due and owed to us under the terms of this Agreement. In the event this Agreement is not commenced, the security deposit will be retained by us to compensate us for our documentation, processing and other expenses. If for any reason, your check is returned for nonpayment, a $20.00 bad check charge will be assessed.

3. COMPUTER SOFTWARE: Not withstanding any other terms and conditions of the Agreement, you agree that as to software only; a) We have not had, do not have, nor will have any title to such software, b) You have executed or will execute a separate software license agreement and we are not a party to and have no responsibilities whatsoever in regards to such license agreement, c) You have selected such software and as per Agreement paragraph 5, WE MAKE NO WARRANTIES OF MERCHANTABILITY, DATA ACCURACY, YEAR 2000 COMPLIANCE, SYSTEM INTEGRATION OR FITNESS FOR USE AND TAKE ABSOLUTELY NO RESPONSIBILITY FOR THE FUNCTION OR DEFECTIVE NATURE OF SUCH SOFTWARE.

4. OWNERSHIP OF EQUIPMENT: We are the owner of the Equipment and have sole title to the Equipment (excluding software). You agree to keep the equipment free and clear of all items and claims.

5. WARRANTY DISCLAIMER: WE MAKE NO WARRANTY, EXPRESS OR IMPLIED, THAT THE EQUIPMENT IS FIT FOR A PARTICULAR PURPOSE OR THAT THE EQUIPMENT IS MERCHANTABLE, YOU AGREE THAT YOU HAVE SELECTED THE SUPPLIER AND EACH ITEM OF EQUIPMENT BASED UPON YOUR OWN JUDGMENT AND DISCLAIM ANY RELIANCE UPON ANY STATEMENTS OR REPRESENTATIONS MADE BY US OR ANY SUPPLIER. WE DO NOT TAKE RESPONSIBILITY FOR THE INSTALLATION OR PERFORMANCE OF THE EQUIPMENT. THE SUPPLIER IS NOT AN AGENT OF OURS AND NOTHING THE SUPPLIER STATES CAN AFFECT YOUR OBLIGATION UNDER THE LEASE. WE HAVE NO RESPONSIBILITY FOR ANY MAINTENANCE OR SUPPOERT TO BE SUPPLIED BY SUPPLIER. YOU WILL CONTINUE TO MAKE ALL PAYMENTS UNDER THIS AGREEMENT REGARDLESS OF ANY CLAIM OR COMPLAINT OF NONPERFORMANCE AGAINST SUPPLIER.

6. LOCATION OF EQUIPMENT: You will keep and use the Equipment only at your address shown above and you agree not to move it unless we agree to it. At the end of the Agreement’s term, you will return the Equipment to a location we specify at your expense, in retail resalable condition, full working order, and in complete repair.

7. LOSS OR DAMAGE: You are responsible for the risk of loss or for any destruction of or damage to the Equipment. No such loss or damage relieves you from the payment obligations under this Agreement. You agree to promptly notify use in writing of any loss or damage and you will then pay to us the total of all unpaid lease payments for the full lease term plus the estimated fair market value of the Equipment at the end of the originally scheduled term, all discounted at six percent (6%) per year. Any proceeds of insurance will be paid to us and credited, at our option, against any loss or damage.

8. COLLATERAL PROTECTION AND INSURANCE: You agree to keep the equipment fully insured against loss with us as loss payee in an amount not less than the replacement cost until this Agreement is terminated. You also agree to obtain a general public liability insurance policy from anyone who is acceptable to us and to include us as an insured on the policy. You agree to provide us certificates or other evidence of insurance acceptable to us, before this Agreement begins or, we will enroll you in our property damage coverage program and bill you a property damage surcharge as a result of our increased administrative costs and credit risk. As long as you are current at the time of the loss (excluding losses resulting from acts of god), the replacement value of the equipment will be applied against any loss or damage as per paragraph 7. You must be current to benefit from this program. NOTHING IN THIS PARAGRAPH WILL RELIEVE YOU OF YOUR RESPONSIBILITY FOR LIABILITY INSURANCE COVERAGE ON THIS EQUIPMENT.

9. INDEMNITY: We are not responsible for any loss or injuries caused by the installation or use of the Equipment. You agree to hold us harmless and reimburse us for loss and to defend us against any claim for losses or injury caused by the Equipment.

10. TAXES AND FEES: You agree to pay when due all taxes (including personal property tax, fines and penalties) and fees relating to this Agreement or the Equipment. If we pay any of the above for you, you agree to reimburse us and to pay us a processing fee for each payment we make on your behalf. In addition, you also agree to pay us any filing fees prescribed by the Uniform Commercial Code or other law and reimburse us for all costs and expenses involved in documenting and servicing this transaction. You further agree to pay us up to $100.00 on the date the first lease payment is due to cover the expense of originating the Agreement.

11. ASSIGNMENT: YOU HAVE NO RIGHT TO SELL, TRANSFER, ASSIGN or SUBLEASE THE EQUIPMENT OR THIS AGREEMENT. You understand that we, without prior notice, have the right to assign this Agreement to a financing source for financing purposes without your consent to such assignment. You understand that our assignee will have the same rights and benefits but they do not have to perform any of our obligations. You agree that the rights of assignee will not be subject to any claims, defenses, or setoffs that you may have against us.

12. DEFAULT AND REMEDIES: If you do not pay any lease payment or other sum due to us or other party when due or if you break any of your promises in the Agreement or any other Agreement with us, you will be in default. If any part of a payment is late, you agree to pay a late charge of 15% of the payment which is late or if less, the maximum charge allowed by law,. If you are over in default, we may retain your security deposit and at our option, we can terminate or cancel this Agreement and require that your pay (1) the unpaid balance of this Agreement (discounted at 6%); (2) the amount of any purchase option and if none is specified, 20% of the original equipment cost which represents our anticipated residual value in the equipment; (3) and return the equipment to us to a location designated by us. We may recover interest on any unpaid balance at the rate of 8% per annum. We may also use any of the remedies available to us under Article 2A of the Uniform Commercial Code as enacted in the Suite of Minnesota or any other law. If we refer this Agreement to an attorney for collection, you agree to pay our reasonable attorney’s fees and actual court costs. If we have to take possession of the equipment, you agree to pay the cost of repossession. The net proceeds of the sale of any repossessed Equipment will be credited against what you owe us under this Agreement. YOU AGREE THAT WE WILL NOT BE RESPONSIBLE TO PAY YOU ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR ANY DEFAULT BY US UNDER THIS AGREEMENT. You agree that any delay or failure to enforce our rights under this Agreement does not prevent us from enforcing any rights at a later time. It is further agreed that your rights and remedies are governed exclusively by this Agreement and you waive lessee’s rights under Article 2A (508-522) of the UCC.

13. UCC FILINGS: You grant us a security interest in the equipment if this agreement is deemed a secured transaction and you authorize us to record a UCC-1 financing statement or similar instrument, and appoint us your attorney-in-fact to execute and deliver such instrument, in order to show our interest in the Equipment.

14. SECURITY DEPOSIT: The security deposit is payable upon execution and non interest bearing and is to secure your performance under this Agreement. Any security deposit may be applied by us to satisfy any amount owed by you, in which event you will promptly restore the security deposit to its full amount as set forth above. If all conditions herein are fully complied with and provided you have not ever been in default of this Agreement per paragraph 12, the security deposit will be refunded to you after the return of the equipment in accordance with paragraph 6.

15. LAW: This lease shall be deemed fully executed and performed in the Sate of Minnesota or in the home state of whoever holds the Lessor’s interest as it may be assigned from time to time per paragraph 11. This lease shall be governed by and construed in accordance with the laws of the State of Minnesota or the laws of the home state of Lessor’s assignee. You expressly and unconditionally consent to the jurisdiction and venue of any court in the State of Minnesota and waive the right to trial by jury for any claim or action arising out of or relating to this Agreement or the Equipment. Furthermore, you waive the defense of Forum Non Conveniens.

16. LESSEE GUARANTY: You agree to submit the original master lease documents with the security deposit to Lessor or its assignee via overnight courier the same day of the facsimile transmission of the lease documents. Should we fail to receive those originals, you agree to be bound by the faxed copy of this agreement with appropriate signatures on the document. Lessee waives the right to challenge in court the authenticity of a faxed copy of this agreement and the faxed copy shall be considered the original and shall be the binding agreement for the purposes of any enforcement action under paragraph 12.

/s/ Michael Dunlop                                                                                                                                                                        CFO
Signature                                                                                                                         Title

ADDENDUM TO LEASE ___________________

BETWEEN
IsoRay Medical, Inc.
AS LESSEE
AND
Nationwide Funding, LLC
DATED

4/03/05

The parties have entered into the above-referenced Lease for the lease of equipment more fully described in said Agreement. In recognition of the inaccuracy of the terms of such Agreement, the parties hereby wish to amend said Lease Agreement as set forth below:

The Lease payments shall be changed from $1,331.71 (plus applicable taxes) to $2,475.38 (includes sales tax)

The Security Deposit shall be changed from $2,663.42 to $4,950.76

By signing this addendum, Lessee acknowledges the above changes to the Lease agreement and authorizes Lessor to make such changes.

LESSEE:                    LESSOR:

IsoRay Medical, Inc.     Nationwide Funding, LLC
350 Hills Street, Suite 106        5520 Trabuco Road
Richland, WA 99354     Irvine, CA 92620

BY: /s/ Michael Dunlop                 BY: /s/ Evan Lang
NAME: Michael Dunlop        NAME: Even Lang
TITLE: CFO            TITLE: President
DATE: 4/03/05          DATE: 04-14-05

“Customer waives the right to challenge in court the authenticity of a faxed copy of the Addendum and the faxed copy shall be considered the original and shall be the binding agreement for the purposes of any enforcement action”

DELIVERY GUARANTEE

Addendum to Lease # 490280 dated April 3rd, 2005 between Nationwide Funding, LLC as Lessor and, IsoRay Medical, Inc. as Lessee.

Lessee understands and agrees that in the event the Lessee is not satisfied with the working condition of the equipment that Lessee shall only look to persons other than Lessor or its assigns such as the manufacturer, vendor, installer, or carrier, and shall not assert against Lessor or its assigns any claim or defense that Lessee may have with reference to the Equipment, its installation, or delivery. Lessee understands that despite the fact that certain items of Equipment to be leased have not been delivered or installed, this Addendum authorized Lessor to start the Lease and Leasee’s duty to make monthly payments will commence immediately. Further, Lessee authorizes Lessor to pay:

Premier Technology, Inc. is the vendor for the equipment and the Lessee understands that payment shall begin on the same date that the Lessee executes this agreement and shall be continuous thereafter per the terms of the Lease.

$ 37,500.00 Will be paid to Premier Technology, Inc (Vendor) upon execution of this agreement.

$ 37,500.00 Will be paid to Premier Technology, Inc (Vendor) upon final verification by Lessee after completion of delivery and installation.

Nationwide Funding, LLC	IsoRay Medical, Inc.
Lessor	Lessee

/s/ Evan Lang	/s/ Michael Dunlop
Signature	Signature

Evan Lang, President	Michael Dunlop, CFO
Name & Title	Name & Title

04-14-05	4/12/05
Date	Date

SCHEDULE “A”

Vendor: Premier Technology, Inc.
170 East Siphon Road
Pocatello, ID 83202

Item	Quantity	Description
1	1	SP-012 Glovebox Large Shielding Window Option (3 each 16” x 24”)

Initials __________                                                                                                    Page 1 of 2

This Schedule is hereby verified as correct by the undersigned Lessee and constitutes all the equipment covered by the referenced lease.

LESSEE: IsoRay Medical, Inc.

/s/ Michael Dunlop	CFO
By: Michael Dunlop	Title:

Date:4/6/05

Exhibit attached to and made part of Lease NO. 490580 dated the 14 day of April 2005 between Lessee and Nationwide Funding, LLC.

/s/ Evan Lang	President
By: Evan Lang	Title:

Initials __________                                                                                                    Page 2 of 2

DISCLAIMER OF OWNERSHIP

The undersigned IsoRay Medical, Inc. (“Lessee”) proposes to be the Lessee of certain equipment from Nationwide Funding, LLC (the “Lessor”) pursuant to an Equipment Lease between Lessor and Lessee bearing Lease # ____________ signed by the Lessee on 4/6/05 (the “Lease”). The equipment covered by the Lease is hereinafter referred to as the “Equipment”.

The Equipment will be purchased by Lessor from Premier Technology, Inc (the “Vendor”). Lessee has made a deposit or down payment to the Vendor as a part of the original purchase order, and it is contemplated that, upon Lessor’s receipt of all necessary documentation and satisfaction of all conditions to Lessor entering into the Lease, Lessor shall pay the Vendor the remaining balance of the purchase price and receive a bill of sale from the Vendor covering a 100% interest in the Equipment.

The Lessee, being satisfied that its payments under the lease are based only upon Lessor’s payment to the Vendor and not Lessee’s down payment, hereby consents to the Vendor transferring the entire ownership in the Equipment to Lessor, and effective on the actual transfer of the Equipment to lessor, disclaims any ownership interest or rights in the Equipment except those the Lessee has by virtue of being the Lessee under the Lease.

Lessee: IsoRay Medical, Inc.

By: /s/ Michael Dunlop	Date: 4/6/05
Michael Dunlop, CFO

LESSEE ACKNOWLEDGEMENT

Lease Agreement # 490280 made this 3rd day of April, 2005, between Nationwide Funding, LLC (“Lessor”) and IsoRay Medical, Inc. (Lessee) for SP-012 Glovebox Large Shielding Window Option (3 each 16” x 24”), located at 350 Hills Street, Richland, WA 99354.

Lessee acknowledges that Lessor holds all right, title and interest in all equipment listed on the above referenced lease. U.S. Bancorp Manifest Funding Services will be assigned the right to receive payments only and a security interest in the equipment during the assignment period of the lease.

Lessee Name: Lessor Name:
IsoRay Medical, Inc.	Nationwide Funding, LLC

By: /s/ Michael Dunlop	By: /s/ Evan Lang

Title: CFO	Title: President

Date: 4/3/05	Date: 4/14/05